Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 5, 2009	MEDIA CONTACT	Tom Shiel
	Phone:	(704) 382-2355
	24-Hour:	(704) 382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	(980) 373-7905

Duke Energy Reports Full-Year and Fourth-Quarter 2008 Results

•	Fourth quarter 2008 adjusted diluted earnings per share (EPS) were 27 cents, compared with 25 cents for the fourth quarter 2007
•	Reported diluted EPS for fourth quarter 2008 was 26 cents, compared to 19 cents for the fourth quarter 2007
•	Adjusted diluted EPS for 2008 was $1.21 compared to $1.23 in 2007
•	Reported diluted EPS was $1.07 for 2008, compared to $1.18 in 2007
•	Company sets 2009 employee incentive target of $1.20, based on adjusted diluted EPS

CHARLOTTE, N.C. – Duke Energy today announced fourth quarter 2008 adjusted diluted EPS of 27 cents, compared to 25 cents for fourth quarter 2007. Reported diluted EPS for fourth quarter 2008 was 26 cents, compared to 19 cents for fourth quarter 2007.

Full-year adjusted diluted EPS was $1.21 for 2008, compared to $1.23 in 2007. Full-year reported diluted EPS was $1.07 for 2008, compared to $1.18 in 2007.

The increase in adjusted diluted EPS for the fourth quarter is primarily due to solid results in Duke Energy’s core business segments. Although the company’s jurisdictions experienced favorable weather in the quarter compared to 2007, the positive impacts were partially offset by lower volumes due to the recessionary environment.

The decrease in full-year adjusted diluted EPS was driven primarily by lower weather-adjusted volumes, lower results at Crescent Resources (Crescent) reflecting the downturn in the real estate market, and overall less favorable weather as compared to the prior year.

“Despite the headwinds of recession, we delivered solid results for the fourth quarter and for the entire year,” said James E. Rogers, chairman, president and chief executive officer. “We said we would work hard to meet or exceed the minimum threshold of $1.20 for our employee incentive plan, and our employees delivered.

“As we enter 2009, we have put into place cost-saving measures to maintain our strong financial position in the face of the continuing recession,” he added. “These measures include freezing salaries for the majority of exempt employees. We know we have more to do, so we have a cost control target among our 2009 employee incentive goals. Anticipating a continued slow economy, we are establishing an employee incentive target of $1.20 adjusted diluted earnings per share for 2009. And of course, we remain committed to maintaining our company’s dividend and strong balance sheet.”

Starting in the first-quarter 2008, Duke Energy began presenting adjusted earnings, which excludes the impacts of special items, extraordinary items, discontinued operations, as well as the mark-to-market impacts of economic hedges in the Commercial Power segment. Prior to the first-quarter 2008, Duke Energy presented ongoing earnings, which excluded the impacts of special items, extraordinary items and discontinued operations. For comparative purposes, ongoing earnings for prior periods have been revised to present results for all periods on the same adjusted earnings basis.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2008 EPS Impact	4Q2007 EPS Impact
Fourth-quarter 2008
• Costs to Achieve, Cinergy Merger	$(10)	$4	—	—
• Mark-to-market impact of economic hedges	$(110)	$40	$(0.06)	—

Fourth-quarter 2007
• Settlement Reserves	$4	$(1)	—	—
• Costs to Achieve, Cinergy Merger	$(16)	$5	—	$(0.01)
• Mark-to-market impact of economic hedges	$13	$(5)	—	$0.01
Total diluted EPS impact			$(0.06)	—

Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2008 EPS	4Q2007 EPS
Diluted EPS from continuing operations, as reported	$0.21	$0.25
Diluted EPS from discontinued operations, as reported	—	$(0.06)
Diluted EPS from extraordinary items, as reported	$0.05	—
Diluted EPS, as reported	$0.26	$0.19
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	—	$0.06
• Diluted EPS from extraordinary items	$(0.05)	—
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.06	—
Diluted EPS, adjusted	$0.27	$0.25

Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2008 EPS	2007 EPS
Diluted EPS from continuing operations, as reported	$1.01	$1.20
Diluted EPS from discontinued operations, as reported	$0.01	$(0.02)
Diluted EPS from extraordinary items, as reported	$0.05	—
Diluted EPS, as reported	$1.07	$1.18
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	$(0.01)	$0.02
• Diluted EPS from extraordinary items	$(0.05)	—
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.20	$0.03
Diluted EPS, adjusted	$1.21	$1.23

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported fourth quarter 2008 segment EBIT from continuing operations of $532 million, compared to $519 million in the fourth quarter 2007.

USFE&G quarterly results were driven by favorable weather and the deferral in the fourth quarter 2008 of previously recognized storm expenses in the Midwest. These positive impacts were partially offset by a decrease in volumes.

Full-year 2008 segment EBIT from continuing operations for USFE&G was $2,398 million, compared to $2,305 million in 2007.

Commercial Power

Commercial Power reported a fourth quarter 2008 segment EBIT loss from continuing operations of $9 million, compared to $38 million in positive EBIT in the fourth quarter 2007.

Commercial Power results decreased primarily due to mark-to-market losses on economic hedges driven by sharply declining commodity prices. Excluding these mark-to-market losses, Commercial Power’s results were favorable, primarily due to timing on the recovery of environmental and capacity riders, lower net purchase accounting expenses and gains on the sale of emission allowances. The business segment results also reflect improved results from its Midwest gas assets.

Full-year 2008 segment EBIT from continuing operations for Commercial Power was $264 million, compared to $278 million in 2007.

Duke Energy International (DEI)

Duke Energy International (DEI) reported fourth quarter 2008 segment EBIT from continuing operations of approximately $104 million, compared to $105 million in the fourth quarter 2007.

DEI’s relatively flat results for the quarter were driven primarily by favorable results in Latin America compared to the prior year’s quarter, offset by unfavorable margins at National Methanol and unfavorable average foreign exchange rates.

Full-year 2008 segment EBIT from continuing operations for DEI was $411 million, compared to $388 million in 2007.

Other

Due to a change in Duke Energy’s reportable segments, Other now includes the results of Crescent, Duke Energy’s real estate joint-venture. Duke Energy continues to have a zero book basis in its investment in Crescent. Prior period results for Other have been restated for this change in segment presentation.

Other also includes costs associated with corporate governance, costs to achieve the Cinergy merger, and Duke Energy’s captive insurance company.

Other reported a fourth quarter 2008 net expense from continuing operations of $108 million, compared to $95 million in the fourth quarter 2007. The increase in net expense for the quarter was due primarily to unfavorable returns on investments, and the continued downturn in the real estate market at Crescent, resulting in no equity earnings in the fourth quarter 2008. Partially offsetting the increases was a charge for a prior-year donation to the Duke Foundation with no comparable charge in 2008.

Full-year 2008 net expense from continuing operations for Other was $568 million, compared to $260 million in 2007. As discussed above, Other now includes Crescent, which recorded $238 million in impairment charges during 2008.

INTEREST EXPENSE

Fourth quarter 2008 interest expense was $189 million compared to $186 million in the fourth quarter 2007. Full-year 2008 interest expense was $741 million, compared to $685 million for 2007.

INCOME TAX

Income tax expense from continuing operations in fourth quarter 2008 was $95 million, compared to $117 million in fourth quarter 2007. The effective tax rate was approximately 27 percent in both the fourth quarter 2008 and the fourth quarter 2007. The decrease in income tax expense from continuing operations was primarily due to lower pre-tax income from continuing operations.

Full-year 2008 income tax expense from continuing operations was $616 million, compared to $712 million in 2007. The effective tax rate for full-year 2008 was 32.5 percent, compared to 31.9 percent in 2007.

Discontinued Operations

In the fourth quarter 2008, Discontinued Operations had after-tax income of $2 million, compared to a $70 million after-tax loss in the fourth quarter 2007. For the full-year 2008, Discontinued Operations had after-tax income of $16 million compared to a $22 million after-tax loss in 2007.

Extraordinary Item

Fourth quarter and full-year 2008 results include an Extraordinary Item of $67 million, net of tax. The Extraordinary Item resulted from the creation of a regulatory asset for certain previously recognized mark-to-market losses on open hedge contracts due to new electric legislation (SB 221) passed in Ohio as well as the approval of our Electric Security Plan in Ohio in December 2008, which resulted in Duke Energy re-applying regulatory accounting treatment to a portion of its Ohio generation serving native-load customers.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers electricity to approximately 4.0 million U.S. customers in its regulated jurisdictions. The company has approximately 35,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET Thursday, Feb. 5. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 3619134. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Feb. 15, 2009, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 3619134. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

DECEMBER 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share amounts and where noted)	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.21	$0.25	$1.01	$1.21
Diluted	$0.21	$0.25	$1.01	$1.20
(Loss) Earnings Per Share (from discontinued operations)
Basic	$—	$(0.06)	$0.02	$(0.02)
Diluted	$—	$(0.06)	$0.01	$(0.02)
Earnings Per Share (before extraordinary items)
Basic	$0.21	$0.19	$1.03	$1.19
Diluted	$0.21	$0.19	$1.02	$1.18
Earnings Per Share (from extraordinary items)
Basic	$0.05	$—	$0.05	$—
Diluted	$0.05	$—	$0.05	$—
Earnings Per Share
Basic	$0.26	$0.19	$1.08	$1.19
Diluted	$0.26	$0.19	$1.07	$1.18
Dividends Per Share	$0.23	$0.22	$0.90	$0.86
Weighted-Average Shares Outstanding
Basic	1,267	1,262	1,265	1,260
Diluted	1,270	1,266	1,268	1,266
INCOME
Operating Revenues	$3,133	$3,031	$13,207	$12,720

Total Reportable Segment EBIT	627	662	3,073	2,971
Other EBIT (a)	(108)	(95)	(568)	(260)
Interest Expense	(189)	(186)	(741)	(685)
Interest Income and Other (b)	27	49	131	208
Income Tax Expense from Continuing Operations	(95)	(117)	(616)	(712)
Income (Loss) from Discontinued Operations, net of tax	2	(70)	16	(22)
Extraordinary Items, net of tax	67	—	67	—

Net Income	$331	$243	$1,362	$1,500

CAPITALIZATION
Total Common Equity			59%	64%
Minority Interests			0%	1%
Total Debt			41%	35%
Total Debt			$14,439	$11,766
Book Value Per Share			$16.50	$16.79
Actual Shares Outstanding			1,272	1,262
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$982	$773	$3,650	$2,613
Commercial Power	222	119	870	442
International Energy	53	42	161	74
Other	52	49	241	153

Total Capital and Investment Expenditures	$1,309	$983	$4,922	$3,282

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$532	$519	$2,398	$2,305
Commercial Power	(9)	38	264	278
International Energy	104	105	411	388

Total Reportable Segment EBIT	627	662	3,073	2,971
Other EBIT (a)	(108)	(95)	(568)	(260)
Interest Expense	(189)	(186)	(741)	(685)
Interest Income and Other (b)	27	49	131	208

Consolidated Income From Continuing Operations Before Income Taxes	$357	$430	$1,895	$2,234

(a)	Includes the results of Crescent for all periods presented as, beginning in December 2008, Crescent is no longer an operating segment of Duke Energy.
(b)	Other within Interest Income and Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

DECEMBER 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2008	2007	2008	2007
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,458	$2,336	$10,159	$9,740
Operating Expenses	1,948	1,836	7,889	7,488
Gains (Losses) on Sales of Other Assets and Other, net	2	—	6	—
Other Income and Expenses, net	20	19	122	53

EBIT	$532	$519	$2,398	$2,305

Depreciation and Amortization	$317	$320	$1,326	$1,437
Duke Energy Carolinas GWh sales	19,601	20,394	85,476	86,604
Duke Energy Midwest GWh sales	14,663	15,532	62,523	64,570
Net Proportional MW Capacity in Operation			27,438	27,586
COMMERCIAL POWER
Operating Revenues	$397	$407	$1,826	$1,881
Operating Expenses	426	376	1,645	1,618
Gains (Losses) on Sales of Other Assets and Other, net	13	4	59	(7)
Other Income and Expenses, net	7	3	24	22

EBIT	$(9)	$38	$264	$278

Depreciation and Amortization	$46	$42	$174	$169
Actual Plant Production, GWh	4,306	5,474	20,199	23,702
Net Proportional MW Capacity in Operation			7,920	8,020
INTERNATIONAL ENERGY
Operating Revenues	$265	$278	$1,185	$1,060
Operating Expenses	183	215	899	776
Gains (Losses) on Sales of Other Assets and Other, net	—	—	1	—
Other Income and Expenses, net	27	45	146	114
Minority Interest Expense	5	3	22	10

EBIT	$104	$105	$411	$388

Depreciation and Amortization	$20	$21	$84	$79
Sales, GWh	4,525	4,273	18,066	17,127
Proportional MW Capacity in Operation			4,018	3,968
OTHER (a)
Operating Revenues	$40	$36	$134	$167
Operating Expenses	118	150	429	467
Gains (Losses) on Sales of Other Assets and Other, net	1	1	3	2
Other Income and Expenses, net	(34)	20	(288)	37
Minority Interest (Benefit) Expense	(3)	2	(12)	(1)

EBIT	$(108)	$(95)	$(568)	$(260)

Depreciation and Amortization	$24	$18	$86	$61
(a)	Includes the results of Crescent for all periods presented as, beginning in December 2008, Crescent is no longer an operating segment of Duke Energy.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Year Ended December 31,
	2008	2007
Operating Revenues	$13,207	$12,720
Operating Expenses	10,765	10,222
Gains (Losses) on Sales of Other Assets and Other, net	69	(5)

Operating Income	2,511	2,493

Other Income and Expenses, net	121	428
Interest Expense	741	685
Minority Interest (Benefit) Expense	(4)	2

Income From Continuing Operations Before Income Taxes	1,895	2,234
Income Tax Expense from Continuing Operations	616	712

Income From Continuing Operations	1,279	1,522
Income (Loss) From Discontinued Operations, net of tax	16	(22)

Income Before Extraordinary Items	1,295	1,500
Extraordinary Items, net of tax	67	—

Net Income	$1,362	$1,500

Common Stock Data
Weighted-average shares outstanding
Basic	1,265	1,260
Diluted	1,268	1,266
Earnings per share (from continuing operations)
Basic	$1.01	$1.21
Diluted	$1.01	$1.20
Earnings (loss) per share (from discontinued operations)
Basic	$0.02	$(0.02)
Diluted	$0.01	$(0.02)
Earnings per share (before extraordinary items)
Basic	$1.03	$1.19
Diluted	$1.02	$1.18
Earnings per share (from extraordinary items)
Basic	$0.05	$—
Diluted	$0.05	$—
Earnings per share
Basic	$1.08	$1.19
Diluted	$1.07	$1.18
Dividends per share	$0.90	$0.86

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,
	2008	2007
ASSETS
Current Assets	$5,093	$4,916
Investments and Other Assets	10,020	11,199
Net Property, Plant and Equipment	34,036	31,110
Regulatory Assets and Deferred Debits	3,749	2,461

Total Assets	$52,898	$49,686

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities	$4,357	$5,698
Long-term Debt	13,250	9,498
Deferred Credits and Other Liabilities	14,140	13,110
Minority Interests	163	181
Common Stockholders' Equity	20,988	21,199

Total Liabilities and Common Stockholders' Equity	$52,898	$49,686

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,362	$1,500
Adjustments to reconcile net income to net cash provided by operating activities	1,966	1,708

Net cash provided by operating activities	3,328	3,208

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,611)	(2,151)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	1,591	(1,327)

Net increase (decrease) in cash and cash equivalents	308	(270)
Cash and cash equivalents at beginning of period	678	948

Cash and cash equivalents at end of period	$986	$678

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2008

	Quarter To Date Ended December 31,				Year To Date Ended December 31,
	2008	2007 (1)	% Inc.(Dec.)		2008	2007 (1)	% Inc.(Dec.)
GWH Sales
Residential	6,195	5,956	4.0%		27,335	27,460	(0.5%	)
General Service	6,456	6,572	(1.8%	)	27,288	27,433	(0.5%	)
Industrial – Textile	998	1,259	(20.7%	)	4,524	5,224	(13.4%	)
Industrial – Other	4,212	4,601	(8.5%	)	18,110	18,724	(3.3%	)

Total Industrial	5,210	5,860	(11.1%	)	22,634	23,948	(5.5%	)
Other Energy Sales	72	70	2.6%		284	278	2.3%
Regular Resale	415	433	(4.1%	)	1,756	1,736	1.1%

Total Regular Sales Billed	18,348	18,891	(2.9%	)	79,297	80,855	(1.9%	)
Special Sales	1,149	1,613	(28.8%	)	6,473	5,858	10.5%

Total Electric Sales	19,497	20,504	(4.9%	)	85,770	86,713	(1.1%	)
Unbilled Sales	105	(110)	195.2%		(294)	(109)	(170.4%	)

Total Consolidated Electric Sales – Carolinas	19,602	20,394	(3.9%	)	85,476	86,604	(1.3%	)
Average Number of Customers
Residential	2,019,186	1,993,774	1.3%		2,012,004	1,980,604	1.6%
General Service	331,895	330,583	0.4%		331,450	328,966	0.8%
Industrial – Textile	670	699	(4.1%	)	673	717	(6.1%	)
Industrial – Other	6,712	6,552	2.4%		6,602	6,534	1.0%

Total Industrial	7,382	7,251	1.8%		7,275	7,251	0.3%
Other Energy Sales	13,823	13,551	2.0%		13,687	13,431	1.9%
Regular Resale	21	21	0.0%		21	21	0.0%

Total Regular Sales	2,372,307	2,345,180	1.2%		2,364,437	2,330,273	1.5%
Special Sales	24	35	(32.4%	)	32	34	(6.1%	)

Total Avg Number of Customers – Carolinas	2,372,331	2,345,215	1.2%		2,364,469	2,330,307	1.5%

(1) Amounts for prior periods have been recast to eliminate separate presentation of Nantahala amounts following the elimination of separate rates for Nantahala customers effective January 1, 2008.

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,311	1,024	28.0%		3,214	2,886	11.4%
Cooling Degree Days	20	117	(82.5%)		1,542	1,857	(17.0%)
Variance from Normal
Heating Degree Days	4.5%	(19.7%)	n/a		(0.8%)	(11.7%)	n/a
Cooling Degree Days	(41.9%)	224.6%	n/a		7.0%	26.9%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

December 2008

	Quarter To Date Ended December 31,					Year To Date Ended December 31,
	2008	2007		% Inc.(Dec.)		2008	2007	% Inc.(Dec.)
GWH Sales
Residential	4,158	4,184		(0.6%	)	18,145	18,699	(3.0%	)
General Service	4,457	4,532		(1.7%	)	18,398	18,619	(1.2%	)
Industrial	3,977	4,511		(11.8%	)	17,034	18,215	(6.5%	)
Other Energy Sales	44	44		0.0%		174	175	(0.6%	)

Total Regular Electric Sales Billed	12,636	13,271		(4.8%	)	53,751	55,708	(3.5%	)
Special Sales	2,080	2,230		(6.7%	)	8,925	8,793	1.5%

Total Electric Sales Billed – Midwest	14,716	15,501		(5.1%	)	62,676	64,501	(2.8%	)
Unbilled Sales	(53)	31		(271.0%	)	(153)	69	(321.7%	)

Total Electric Sales – Midwest	14,663	15,532		(5.6%	)	62,523	64,570	(3.2%	)
Average Number of Customers
Residential	1,404,751	1,405,554		(0.1%	)	1,404,874	1,401,218	0.3%
General Service	184,877	184,412		0.3%		184,819	183,712	0.6%
Industrial	5,555	5,626		(1.3%	)	5,587	5,652	(1.2%	)
Other Energy	4,041	3,908		3.4%		4,000	3,818	4.8%

Total Regular Sales	1,599,224	1,599,500		(0.0%	)	1,599,280	1,594,400	0.3%
Special Sales	32	35		(8.6%	)	36	33	9.1%

Total Avg Number Electric Customers – Midwest	1,599,256	1,599,535		(0.0%	)	1,599,316	1,594,433	0.3%
Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,540	1,304		18.1%		4,068	3,782	7.6%
Cooling Degree Days	23	83		(72.3%	)	1,066	1,551	(31.3%	)
Variance from Normal
Heating Degree Days	11.0%	(6.0%	)	n/a		9.4%	2.2%	n/a
Cooling Degree Days	27.8%	361.1%		n/a		2.6%	49.3%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2007 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Settlement Reserve Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$519	$—		$—		$—		$—		$—	$519
Commercial Power	25	—		—		13	B	—		13	38
International Energy	105	—		—		—		—		—	105

Total reportable segment EBIT	649	—		—		13		—		13	662
Other	(83)	(16	) A	4	A	—		—		(12)	(95)

Total reportable segment EBIT and other EBIT	$566	$(16)		$4		$13		$—		$1	$567
Interest Expense	(186)	—		—		—		—		—	(186)
Interest Income and Other	49	—		—		—		—		—	49
Income Taxes from Continuing Operations	(116)	5		(1)		(5)		—		(1)	(117)
Discontinued Operations, net of taxes	—	—		—		—		(70	) C	(70)	(70)

Net Income	$313	$(11)		$3		$8		$(70)		$(70)	$243

EARNINGS PER SHARE, BASIC	$0.25	$(0.01)		$—		$0.01		$(0.06)		$(0.06)	$0.19

EARNINGS PER SHARE, DILUTED	$0.25	$(0.01)		$—		$0.01		$(0.06)		$(0.06)	$0.19

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $8 million recorded in Operation, maintenance and other and $4 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $8 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $21 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,262
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2007 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs		Settlement Reserve Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$2,305	$—		$—		$—		$—		$—		$—		$—	$2,305
Commercial Power	265	—		—		—		—		13	B	—		13	278
International Energy	388	—		—		—		—		—		—		—	388

Total reportable segment EBIT	2,958	—		—		—		—		13		—		13	2,971
Other	(197)	(21	) D	(54	) A	(12	) A	24	A	—		—		(63)	(260)

Total reportable segment EBIT and other EBIT	$2,761	$(21)		$(54)		$(12)		$24		$13		$—		$(50)	$2,711
Interest Expense	(685)	—		—		—		—		—		—		—	(685)
Interest Income and Other	208	—		—		—		—		—		—		—	208
Income Taxes from Continuing Operations	(721)	—		19		4		(9)		(5)		—		9	(712)
Discontinued Operations, net of taxes	—	—		—		—		—		—		(22	) C	(22)	(22)

Net Income	$1,563	$(21)		$(35)		$(8)		$15		$8		$(22)		$(63)	$1,500

EARNINGS PER SHARE, BASIC	$1.24	$(0.02)		$(0.03)		$—		$0.01		$0.01		$(0.02)		$(0.05)	$1.19

EARNINGS PER SHARE, DILUTED	$1.23	$(0.02)		$(0.03)		$—		$0.01		$0.01		$(0.02)		$(0.05)	$1.18

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $32 million recorded in Operation, maintenance and other and $10 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $54 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $67 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,260
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

	Adjusted Earnings	Special Items (Note 1)		Economic Hedges (Mark-to-Market) *		Discontinued Operations/ Extraordinary Items		Total Adjustments	Reported Earnings
		Costs to Achieve, Cinergy Merger
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$532	$—		$—		$—		$—	$532
Commercial Power	101	—		(110	) B	—		(110)	(9)
International Energy	104	—		—		—		—	104

Total reportable segment EBIT	737	—		(110)		—		(110)	627
Other	(98)	(10	) A	—		—		(10)	(108)

Total reportable segment and Other EBIT	$639	$(10)		$(110)		$—		$(120)	$519
Interest Expense	(189)	—		—		—		—	(189)
Interest Income and Other	27	—		—		—		—	27
Income Taxes from Continuing Operations	(139)	4		40		—		44	(95)
Discontinued Operations, net of taxes	—	—		—		2	C	2	2
Extraordinary Items, net of taxes	—	—		—		67	D	67	67

Net Income	$338	$(6)		$(70)		$69		$(7)	$331

EARNINGS PER SHARE, BASIC	$0.27	$—		$(0.06)		$0.05		$(0.01)	$0.26

EARNINGS PER SHARE, DILUTED	$0.27	$—		$(0.06)		$0.05		$(0.01)	$0.26

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $5 million recorded in Operation, maintenance and other and $5 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $34 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $76 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Extraordinary Items, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,267
Diluted	1,270

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to-Market) *		Discontinued Operations/ Extraordinary Items		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$2,398	$—		$—		$—		$—		$—		$—	$2,398
Commercial Power	421	—		—		(82	) F	(75	) B	—		(157)	264
International Energy	411	—		—		—		—		—		—	411

Total reportable segment EBIT	3,230	—		—		(82)		(75)		—		(157)	3,073
Other	(310)	(44	) A	(214	) E	—		—		—		(258)	(568)

Total reportable segment and Other EBIT	$2,920	$(44)		$(214)		$(82)		$(75)		$—		$(415)	$2,505
Interest Expense	(741)	—		—		—		—		—		—	(741)
Interest Income and Other	131	—		—		—		—		—		—	131
Income Taxes from Continuing Operations	(773)	17		83		30		27		—		157	(616)
Discontinued Operations, net of taxes	—	—		—		—		—		16	C	16	16
Extraordinary Items, net of taxes	—	—		—		—		—		67	D	67	67

Net Income	$1,537	$(27)		$(131)		$(52)		$(48)		$83		$(175)	$1,362

EARNINGS PER SHARE, BASIC	$1.21	$(0.02)		$(0.10)		$(0.04)		$(0.04)		$0.07		$(0.13)	$1.08

EARNINGS PER SHARE, DILUTED	$1.21	$(0.02)		$(0.10)		$(0.04)		$(0.04)		$0.06		$(0.14)	$1.07

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $21 million recorded in Operation, maintenance and other and $23 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $72 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $3 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Extraordinary Items, net of tax on the Consolidated Statements of Operations.

E – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

F – Recorded in Impairment charges on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,265
Diluted	1,268

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.